EXHIBIT 2.2
                        SECURED CONVERTIBLE PROMISSORY NOTE

Effective Date: June 17, 2015                                   U.S. $335,000.00

FOR VALUE RECEIVED, EMPIRE GLOBAL CORP., a Delaware corporation ("Borrower"), promises to pay to TYPENEX CO-INVESTMENT, LLC, a Utah limited liability company, or its successors or assigns ("Lender"), $335,000.00 and any interest, fees, charges, and late fees on the date that is twenty (20) months after the Purchase Price Date (the "Maturity Date") in accordance with the terms set forth herein and to pay interest on the Outstanding Balance (including all Tranches (as defined below), both Conversion Eligible Tranches (as defined below) and Subsequent Tranches (as defined below) that have not yet become Conversion Eligible Tranches) at the rate of ten percent (10%) per annum from the Purchase Price Date until the same is paid in full. This Secured Convertible Promissory Note (this "Note") is issued and made effective as of June 17, 2015 (the "Effective Date"). This Note is issued pursuant to that certain Securities Purchase Agreement dated June 17, 2015, as the same may be amended from time to time, by and between Borrower and Lender (the "Purchase Agreement"). All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

This Note carries an OID of $30,000.00. In addition, Borrower agrees to pay $5,000.00 to Lender to cover Lender's legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of this Note (the "Transaction Expense Amount"), all of which amount is included in the initial principal balance of this Note. The purchase price for this Note and the Warrants (as defined in the Purchase Agreement) shall be $300,000.00 (the "Purchase Price"), computed as follows:
$335,000.00 original principal balance, less the OID, less the Transaction Expense Amount. The Purchase Price shall be payable by delivery to Borrower at Closing of the Investor Notes (as defined in the Purchase Agreement) and a wire transfer of immediately available funds in the amount of the Initial Cash Purchase Price (as defined in the Purchase Agreement).This Note shall be comprised of three (3) tranches (each, a "Tranche"), consisting of (i) an initial Tranche in an amount equal to $115,000.00 and any interest, costs, fees or charges accrued thereon or added thereto under the terms of this Note and the other Transaction Documents (as defined in the Purchase Agreement) (the "Initial Tranche"), and (ii) two (2) additional Tranches, each in the amount of $110,000.00, plus any interest, costs, fees or charges accrued thereon or added thereto under the terms of this Note and the other Transaction Documents (each, a "Subsequent Tranche"). The Initial Tranche shall correspond to the Initial Cash Purchase Price, $10,000.00 of the OID and the Transaction Expense Amount, and may be converted any time subsequent to the Purchase Price Date. The first Subsequent Tranche shall correspond to Investor Note #1 and $10,000.00 of the OID and the second Subsequent Tranche shall correspond to Investor Note #2 and $10,000.00 of the OID. Lender's right to convert any portion of any of the Subsequent Tranches is conditioned upon Lender's payment in full of the Investor Note corresponding to such Subsequent Tranche (upon the satisfaction of such condition, such Subsequent Tranche becomes a "Conversion Eligible Tranche"). In the event Lender exercises its Lender Offset Right (as defined below) with respect to a portion of an Investor Note and pays in full the remaining outstanding balance of such Investor Note, the Subsequent Tranche that corresponds to such Investor Note shall be deemed to be a Conversion Eligible Tranche only for the portion of such Tranche that was paid for in cash by Lender and the portion of such Investor Note that was offset pursuant to Lender's exercise of the Lender Offset Right shall not be included in the applicable Conversion Eligible Tranche. For the avoidance of doubt, subject to the other

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terms and conditions hereof, the Initial Tranche shall be deemed a Conversion ligible Tranche as of the Purchase Price Date for all purposes hereunder and may be converted in whole or in part at any time subsequent to the Purchase Price Date, and each Subsequent Tranche that becomes a Conversion Eligible Tranche may be converted in whole or in part at any time subsequent to the first date on which such Subsequent Tranche becomes a Conversion Eligible Tranche. For all purposes hereunder, Conversion Eligible Tranches shall be converted (or redeemed, as applicable) in order of the lowest-numbered Conversion Eligible Tranche and Conversion Eligible Tranches may be converted (or redeemed, as applicable) in one or more separate Conversions (as defined below), as determined in Lender's sole discretion. At all times hereunder, the aggregate amount of any costs, fees or charges incurred by or assessable against Borrower hereunder, including, without limitation, any fees, charges or premiums incurred in connection with an Event of Default (as defined below), shall be added to the lowest-numbered then-current Conversion Eligible Tranche.

1. Payment; Prepayment. Provided there is an Outstanding Balance, on each Installment Date (as defined below), Borrower shall pay to Lender an amount equal to the Installment Amount (as defined below) due on such Installment Date in accordance with Section 8. All payments owing hereunder shall be in lawful money of the United States of America or Conversion Shares (as defined below), as provided for herein, and delivered to Lender at the address furnished to Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) principal. Notwithstanding the foregoing, so long as Borrower has not received a Lender Conversion Notice (as defined below) or an Installment Notice (as defined below) from Lender where the applicable Conversion Shares have not yet been delivered and so long as no Event of Default has occurred since the Effective Date (whether declared by Lender or undeclared), then Borrower shall have the right, exercisable on not less than five (5) Trading Days prior written notice to Lender to prepay the Outstanding Balance of this Note, in full, in accordance with this Section 1. Any notice of prepayment hereunder (an "Optional Prepayment Notice") shall be delivered to Lender at its registered address and shall state: (i) that Borrower is exercising its right to prepay this Note, and (ii) the date of prepayment, which shall be not less than five (5) Trading Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the "Optional Prepayment Date"), Borrower shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of Lender as may be specified by Lender in writing to Borrower. If Borrower exercises its right to prepay this Note, Borrower shall make payment to Lender of an amount in cash equal to 125% (the "Prepayment Premium" multiplied by the then Outstanding Balance of this Note (the "Optional Prepayment Amount"). In the event Borrower delivers the Optional Prepayment Amount to Lender prior to the Optional Prepayment Date or without delivering an Optional Prepayment Notice to Lender as set forth herein without Lender's prior written consent, the Optional Prepayment Amount shall not be deemed to have been paid to Lender until the Optional Prepayment Date. Moreover, in such event the Optional Prepayment Liquidated Damages Amount will automatically be added to the Outstanding Balance of this Note on the day Borrower delivers the Optional Prepayment Amount to Lender. In the event Borrower delivers the Optional Prepayment Amount without an Optional Prepayment Notice, then the Optional Prepayment Date will be deemed to be the date that is five (5) Trading Days from the date that the Optional Prepayment Amount was delivered to Lender. In addition, if Borrower delivers an Optional Prepayment Notice and fails to pay the Optional Prepayment Amount due to Lender within two (2) Trading Days following the Optional Prepayment Date, Borrower shall forever forfeit its right to prepay this Note.
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2.    Security. This Note is secured by that certain Security Agreement of even date herewith, as the same may be amended from time to time (the "Security Agreement"), executed by Borrower in favor of Lender encumbering the Investor Notes, as more specifically set forth in the Security Agreement, all the terms and conditions of which are hereby incorporated into and made a part of this Note.

3.    Lender Optional Conversion.

3.1. Lender Conversion Price. Subject to adjustment as set forth in this Note, the conversion price for each Lender Conversion (as defined below) shall be $1.00 (the "Lender Conversion Price"). However, in the event the Market Capitalization falls below $10,000,000.00 at any time, then in such event
      (a) the Lender Conversion Price for all Lender Conversions occurring after the first date of such occurrence shall equal the lower of the Lender Conversion Price and the Market Price as of any applicable date of Conversion, and (b) the true-up provisions of Section 11 below shall apply to all Lender Conversions that occur after the first date the Market Capitalization falls below $10,000,000.00, provided that all references to the "Installment Notice" in Section 11 shall be replaced with references to a "Lender Conversion Notice" for purposes of this Section 3.1, all references to "Installment Conversion Shares" in Section 11 shall be replaced with references to "Lender Conversion Shares" for purposes of this Section 3.1, and all references to the "Installment Conversion Price" in Section 11 shall be replaced with references to the "Lender Conversion Price" for purposes of this Section 3.1.

3.2. Lender Conversions. Lender has the right at any time after the Purchase Price Date until the Outstanding Balance has been paid in full, including without limitation (a) until any Optional Prepayment Date (even if Lender has received an Optional Prepayment Notice) or at any time thereafter with respect to any amount that is not prepaid, and (b) during or after any Fundamental Default Measuring Period, at its election, to convert (each instance of conversion is referred to herein as a "Lender Conversion") all or any part of the Outstanding Balance into shares ("Lender Conversion Shares") of fully paid and non-assessable common stock, $0.0001 par value per share ("Common Stock"), of Borrower as per the following conversion formula: the number of Lender Conversion Shares equals the amount being converted (the "Conversion Amount") divided by the Lender Conversion Price. Conversion notices in the form attached hereto as Exhibit A (each, a "Lender Conversion Notice") may be effectively delivered to Borrower by any method of Lender's choice (including but not limited to facsimile, email, mail, overnight courier, or personal delivery), and all Lender Conversions shall be cashless and not require further payment from Lender. Borrower shall deliver the Lender Conversion Shares from any Lender Conversion to Lender in accordance with Section 9 below.

3.3. Application to Installments. Notwithstanding anything to the contrary herein, including without limitation Section 8 hereof, Lender may, in its sole discretion, apply all or any portion of any Lender Conversion toward any Installment Conversion (as defined below), even if such Installment Conversion is pending, as determined in Lender's sole discretion, by delivering written notice of such election (which notice may be included as part of the applicable Lender Conversion Notice) to Borrower at any date on or prior to the applicable Installment Date. In such event, Borrower may not elect to allocate such portion of the Installment Amount being paid pursuant to this Section 3.3 in the manner prescribed in
      Section 8.3; rather, Borrower must reduce the applicable Installment Amount by the Conversion Amount described in this Section 3.3.


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4.    Defaults and Remedies.

4.1. Defaults. The following are events of default under this Note (each, an "Event of Default"): (a) Borrower shall fail to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; or (b) Borrower shall fail to deliver any Lender Conversion Shares in accordance with the terms hereof; or (c) Borrower shall fail to deliver any Installment Conversion Shares (as defined below) or True-Up Shares (as defined below) in accordance with the terms hereof; or (d) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; or (e) Borrower shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; or
      (f) Borrower shall make a general assignment for the benefit of creditors; or (g) Borrower shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or (h) an involuntary proceeding shall be commenced or filed against Borrower; or (i) Borrower shall default or otherwise fail to observe or perform any covenant, obligation, condition or agreement of Borrower contained herein or in any other Transaction Document, other than those specifically set forth in this Section 4.1 and Section 4 of the Purchase Agreement; or (j) any representation, warranty or other statement made or furnished by or on behalf of Borrower to Lender herein, in any Transaction Document, or otherwise in connection with the issuance of this Note shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or (k) the occurrence of a Fundamental Transaction without Lender's prior written consent; or (l) Borrower shall fail to maintain the Share Reserve as required under the Purchase Agreement; or (m) Borrower effectuates a reverse split of its Common Stock without twenty (20) Trading Days prior written notice to Lender; or (n) any money judgment, writ or similar process shall be entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $100,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Lender; or (o) Borrower shall fail to deliver to Lender original signature pages to all Transaction Documents within five (5) Trading Days of the Purchase Price Date; or (p) Borrower shall fail to be DWAC Eligible; or
      (q) Borrower shall fail to observe or perform any covenant set forth in
      Section 4 of the Purchase Agreement.

4.2. Remedies. Upon the occurrence of any Event of Default, Borrower shall within one (1) Trading Day deliver written notice thereof via facsimile, email or reputable overnight courier (with next day delivery specified) (an "Event of Default Notice") to Lender. At any time and from time to time after the earlier of Lender's receipt of an Event of Default Notice and Lender becoming aware of the occurrence of any Event of Default, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount. Notwithstanding the foregoing, at any time following the occurrence of any Event of Default, Lender may, at its option, elect to increase the Outstanding Balance by applying the Default Effect (subject to the limitation set forth below) via written notice to Borrower without accelerating the Outstanding Balance, in which event the Outstanding Balance shall be increased as of the date of the occurrence of the applicable Event of Default pursuant to the Default Effect, but the Outstanding Balance shall not be immediately due and payable unless so declared by Lender (for the avoidance of doubt, if Lender elects to apply


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      the Default Effect pursuant to this sentence, it shall reserve the right to declare the Outstanding Balance immediately due and payable at any time and no such election by Lender shall be deemed to be a waiver of its right to declare the Outstanding Balance immediately due and payable as set forth herein unless otherwise agreed to by Lender in writing). Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (d), (e), (f), (g) or (h) of Section 4.1, the Outstanding Balance as of the date of acceleration shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by Lender. At any time following the occurrence of any Event of Default, upon written notice given by Lender to Borrower, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of 22% per annum or the maximum rate permitted under applicable law ("Default Interest"); provided, however, that no Default Interest shall accrue during the Fundamental Default Measuring Period. Additionally, following the occurrence of any Event of Default, Borrower may, at its option, pay any Lender Conversion in cash instead of Lender Conversion Shares by paying to Lender on or before the applicable Delivery Date (as defined below) a cash amount equal to the number of Lender Conversion Shares set forth in the applicable Lender Conversion Notice multiplied by the highest intra-day trading price of the Common Stock that occurs during the period beginning on the date the applicable Event of Default occurred and ending on the date of the applicable Lender Conversion Notice. In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment pursuant to this Section 4.2. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender's right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower's failure to timely deliver Conversion Shares upon Conversion of the Notes as required pursuant to the terms hereof.

4.3. Fundamental Default Remedies. Notwithstanding anything to the contrary herein, in addition to all other remedies set forth herein, after giving effect to the Lender Offset Right (as defined below), which shall occur automatically upon the occurrence of any Fundamental Default, the Fundamental Liquidated Damages Amount shall be added to the Outstanding Balance upon Lender's delivery to Borrower of a notice (which notice Lender may deliver to Borrower at any time following the occurrence of a Fundamental Default) setting forth its election to declare a Fundamental Default and the Fundamental Liquidated Damages Amount that will be added to the Outstanding Balance.

4.4. Certain Additional Rights. Notwithstanding anything to the contrary herein, in the event Borrower fails to make any payment or otherwise to deliver any Conversion Shares as and when required under this Note, then
      (a) the Lender Conversion Price for all Lender Conversions occurring after the date of such failure to pay shall equal the lower of the Lender Conversion Price and the Market Price as of any applicable date of Conversion, and (b) the true-up provisions of Section 11 below shall apply to all Lender Conversions that occur after the date of such failure to


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      pay, provided that all references to the "Installment Notice" in
      Section 11 shall be replaced with references to a "Lender Conversion Notice" for purposes of this Section 4.4, all references to "Installment Conversion Shares" in Section 11 shall be replaced with references to "Lender Conversion Shares" for purposes of this Section 4.4, and all references to the "Installment Conversion Price" in Section 11 shall be replaced with references to the "Lender Conversion Price" for purposes of this Section 4.4. For the avoidance of doubt, Lender's exercise of the rights granted to it pursuant to this Section 4.4 shall not relieve Borrower of its obligation to continue paying the Installment Amount on all future Installment Dates.

4.5. Cross Default. A breach or default by Borrower of any covenant or other term or condition contained in any Other Agreements shall, at the option of Lender, be considered an Event of Default under this Note, in which event Lender shall be entitled (but in no event required) to apply all rights and remedies of Lender under the terms of this Note.

5. Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset (except as set forth in Section 20 below), deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments or Conversions called for herein in accordance with the terms of this Note.

6. Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

7.    Rights Upon Issuance of Securities.

7.1. Subsequent Equity Sales. Except with respect to Excluded Securities, if Borrower or any subsidiary thereof, as applicable, at any time this Note is outstanding, shall sell, issue or grant any Common Stock, option to purchase Common Stock, right to reprice, preferred shares convertible into Common Stock, or debt, warrants, options or other instruments or securities to Lender or any third party which are convertible into or exercisable for shares of Common Stock (collectively, the "Equity Securities"), including without limitation any Deemed Issuance, at an effective price per share less than the then effective Lender Conversion Price (such issuance is referred to herein as a "Dilutive Issuance"), then, the Lender Conversion Price shall be automatically reduced and only reduced to equal such lower effective price per share. If the holder of any Equity Securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options, or rights per share which are issued in connection with such Dilutive Issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Lender Conversion Price, such issuance shall be deemed to have occurred for less than the Lender Conversion Price on the date of such Dilutive Issuance, and the then effective Lender Conversion Price shall be reduced and only reduced to equal such lower effective price per share. Such adjustments described


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      above to the Lender Conversion Price shall be permanent (subject to additional adjustments under this section), and shall be made whenever such Equity Securities are issued. Borrower shall notify Lender, in writing, no later than the Trading Day following the issuance of any Equity Securities subject to this Section 7.1, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price, or other pricing terms (such notice, the "Dilutive Issuance Notice"). For purposes of clarification, whether or not Borrower provides a Dilutive Issuance Notice pursuant to this Section 7.1, upon the occurrence of any Dilutive Issuance, on the date of such Dilutive Issuance the Lender Conversion Price shall be lowered to equal the applicable effective price per share regardless of whether Borrower or Lender accurately refers to such lower effective price per share in any Installment Notice or Lender Conversion Notice.

7.2. Adjustment of Lender Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision hereof, if Borrower at any time on or after the Effective Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Lender Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision hereof, if Borrower at any time on or after the Effective Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Lender Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section
      7.2 shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7.2 occurs during the period that a Lender Conversion Price is calculated hereunder, then the calculation of such Lender Conversion Price shall be adjusted appropriately to reflect such event.

7.3. Other Events. In the event that Borrower (or any subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect Lender from dilution or if any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then Borrower's board of directors shall in good faith determine and implement an appropriate adjustment in the Lender Conversion Price so as to protect the rights of Lender, provided that no such adjustment pursuant to this Section 7.3 will increase the Lender Conversion Price as otherwise determined pursuant to this Section 7, provided further that if Lender does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then Borrower's board of directors and Lender shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by Borrower.

8.    Borrower Installments.

8.1. Installment Conversion Price. Subject to the adjustments set forth herein, the conversion price for each Installment Conversion (the "Installment Conversion Price") shall be the lesser of (a) the Lender Conversion Price, and (b) the Market Price.



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8.2.  Installment Conversions. Beginning on the date that is six (6) months after the Purchase Price Date and on the same day of each month thereafter until the Maturity Date (each, an "Installment Date"), if paying in cash, Borrower shall pay to Lender the applicable Installment Amount due on such date subject to the provisions of this Section 8, and if paying in Installment Conversion Shares (as defined below), Borrower shall deliver such Installment Conversion Shares on or before the Delivery Date. Payments of each Installment Amount may be made (a) in cash; provided, however, that in the event Lender has paid off all or any portion of any Investor Note (such amount that is prepaid, the "Investor Note Prepayment Amount"), Borrower may not pay any portion of any Installment Amount in cash for a period of ninety (90) days following the date Investor delivered the applicable Investor Note Prepayment Amount to Borrower (the "Standstill Period") and any payment in cash of any Installment Amount made during the Standstill Period shall be deemed to be a prepayment pursuant to Section 1 above and shall be subject to the Prepayment Premium provided in such section, or (b) by converting such Installment Amount into shares of Common Stock ("Installment Conversion Shares", and together with the Lender Conversion Shares, the "Conversion Shares") in accordance with this Section 8 (each an "Installment Conversion") per the following formula: the number of Installment Conversion Shares equals the portion of the applicable Installment Amount being converted divided by the Installment Conversion Price, or (c) by any combination of the foregoing, so long as the cash is delivered to Lender on the applicable Installment Date and the Installment Conversion Shares are delivered to Lender on or before the applicable Delivery Date. Notwithstanding the foregoing, Borrower will not be entitled to elect an Installment Conversion with respect to any portion of any applicable Installment Amount and shall be required to pay the entire amount of such Installment Amount in cash if on the applicable Installment Date there is an Equity Conditions Failure, and such failure is not waived in writing by Lender. Moreover, in the event Borrower desires to pay all or any portion of any Installment Amount in cash, it must notify Lender in writing of such election and the portion of the applicable Installment Amount it elects to pay in cash not more than twenty-five (25) or less than fifteen (15) Trading Days prior to the applicable Installment Date. If Borrower fails to so notify Lender, it shall not be permitted to elect to pay any portion of such Installment Amount in cash unless otherwise agreed to by Lender in writing or proposed by Lender in an Installment Notice delivered by Lender to Borrower. Notwithstanding the foregoing or anything to the contrary herein, Borrower shall only be obligated to deliver Installment Amounts with respect to Tranches that have become Conversion Eligible Tranches and shall have no obligation to pay to Lender any Installment Amount with respect to any Tranche that has not become a Conversion Eligible Tranche. In furtherance thereof, in the event Borrower has repaid all Conversion Eligible Tranches pursuant to the terms of this Note, it shall have no further obligations to deliver any Installment Amount to Lender unless and until any Subsequent Tranche that was not previously a Conversion Eligible Tranche becomes a Conversion Eligible Tranche pursuant to the terms of this Note. Notwithstanding that failure to repay this Note in full by the Maturity Date is an Event of Default, the Installment Dates shall continue after the Maturity Date pursuant to this Section 8 until the Outstanding Balance is repaid in full, provided that Lender shall, in Lender's sole discretion, determine the Installment Amount for each Installment Date after the Maturity Date.

8.3. Allocation of Installment Amounts. Subject to Section 8.2 regarding an Equity Conditions Failure, for each Installment Date, Borrower may elect to allocate the amount of the applicable Installment Amount between cash and via an Installment Conversion, by email or fax delivery of a notice to Lender substantially in the form attached hereto as Exhibit B (each, an "Installment Notice"), provided, that to be effective, each applicable Installment Notice must be received by Lender not more than twenty-five
      (25) or less than fifteen (15) Trading Days prior to the applicable Installment Date. If Lender has not received an Installment Notice within such time period, then Lender may prepare the Installment Notice and deliver the same to Borrower by fax or email. Following its receipt of such Installment Notice, Borrower may either ratify Lender's proposed allocation in the applicable Installment Notice or elect to change the allocation by written notice to Lender by email or fax on or before 12:00 p.m. New York time on the applicable Installment Date, so long as the sum of the cash payments and the amount of Installment Conversions equal the applicable Installment Amount, provided that Lender must approve any increase to the portion of the Installment Amount payable in cash. If Borrower fails to notify Lender of its election to change the allocation prior to the deadline set forth in the previous sentence (and seek approval to increase the amount payable in cash), it shall be deemed to have ratified and accepted the allocation set forth in the applicable Installment Notice prepared by Lender. If neither Borrower nor Lender prepare and deliver to the other party an Installment Notice as outlined above, then Borrower shall be deemed to have elected that the entire Installment Amount be converted via an Installment Conversion. Borrower acknowledges and agrees that regardless of which party prepares the applicable Installment Notice, the amounts and calculations set forth thereon are subject to correction or adjustment because of error, mistake, or any adjustment resulting from an Event of Default or other adjustment permitted under the Transaction Documents (an "Adjustment"). Furthermore, no error or mistake in the preparation of such notices, or failure to apply any Adjustment that could have been applied prior to the preparation of an Installment Notice may be deemed a waiver of Lender's right to enforce the terms of any Note, even if such error, mistake, or failure to include an Adjustment arises from Lender's own calculation. Borrower shall deliver the Installment Conversion Shares from any Installment Conversion to Lender in accordance with Section 9 below on or before each applicable Delivery Date.

9. Method of Conversion Share Delivery. On or before the close of business on the third (3rd) Trading Day following the Installment Date or the third
      (3rd) Trading Day following the date of delivery of a Lender Conversion Notice, as applicable (the "Delivery Date"), Borrower shall, provided it is DWAC Eligible at such time, deliver or cause its transfer agent to deliver the applicable Conversion Shares electronically via DWAC to the account designated by Lender in the applicable Lender Conversion Notice or Installment Notice. If Borrower is not DWAC Eligible, it shall deliver to Lender or its broker (as designated in the Lender Conversion Notice or Installment Notice, as applicable), via reputable overnight courier, a certificate representing the number of shares of Common Stock equal to the number of Conversion Shares to which Lender shall be entitled, registered in the name of Lender or its designee. For the avoidance of doubt, Borrower has not met its obligation to deliver Conversion Shares by the Delivery Date unless Lender or its broker, as applicable, has actually received the certificate representing the applicable Conversion Shares no later than the close of business on the relevant Delivery Date pursuant to the terms set forth above.

10. Conversion Delays. If Borrower fails to deliver Conversion Shares or True-Up Shares in accordance with the timeframes stated in Sections 9 or 11, as applicable, Lender, at any time prior to selling all of those

      Conversion Shares or True-Up Shares, as applicable, may rescind in whole or in part that particular Conversion attributable to the unsold Conversion Shares or True-Up Shares, with a corresponding increase to the Outstanding Balance (any returned amount will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144 under the Securities Act of 1933, as amended ("Rule 144")). In addition, for each Lender Conversion, in the event that Lender Conversion Shares are not delivered by the fourth Trading Day (inclusive of the day of the Lender Conversion), a late fee equal to the greater of (a) $500.00 and
      (b) 2% of the applicable Lender Conversion Share Value rounded to the nearest multiple of $100.00 (but in any event the cumulative amount of such late fees for each Lender Conversion shall not exceed 200% of the applicable Lender Conversion Share Value) will be assessed for each day after the third Trading Day (inclusive of the day of the Lender Conversion) until Lender Conversion Share delivery is made; and such late fee will be added to the Outstanding Balance (such fees, the "Conversion Delay Late Fees"). For illustration purposes only, if Lender delivers a Lender Conversion Notice to Borrower pursuant to which Borrower is required to deliver 100,000 Lender Conversion Shares to Lender and on the Delivery Date such Lender Conversion Shares have a Lender Conversion Share Value of $20,000.00 (assuming a Closing Trade Price on the Delivery Date of $0.20 per share of Common Stock), then in such event a Conversion Delay Late Fee in the amount of $500.00 per day (the greater of $500.00 per day and $20,000.00 multiplied by 2%, which is $400.00) would be added to the Outstanding Balance of the Note until such Lender Conversion Shares are delivered to Lender. For purposes of this example, if the Lender Conversion Shares are delivered to Lender twenty (20) days after the applicable Delivery Date, the total Conversion Delay Late Fees that would be added to the Outstanding Balance would be $10,000.00 (20 days multiplied by $500.00 per day). If the Lender Conversion Shares are delivered to Lender one hundred (100) days after the applicable Delivery Date, the total Conversion Delay Late Fees that would be added to the Outstanding Balance would be $40,000.00 (100 days multiplied by $500.00 per day, but capped at 200% of the Lender Conversion Share Value).

11. True-Up. On the date that is twenty (20) Trading Days (a "True-Up Date") from each date that the Installment Conversion Shares delivered by Borrower to Lender become Free Trading, there shall be a true-up where Borrower shall deliver to Lender additional Installment Conversion Shares ("True-Up Shares") if the Installment Conversion Price as of the True-Up Date is less than the Installment Conversion Price used in the applicable Installment Notice. In such event, Borrower shall deliver to Lender within three (3) Trading Days of the True-Up Date (the "True-Up Share Delivery Date") a number of True-Up Shares equal to the difference between the number of Installment Conversion Shares that would have been delivered to Lender on the True-Up Date based on the Installment Conversion Price as of the True-Up Date and the number of Installment Conversion Shares originally delivered to Lender pursuant to the applicable Installment Notice. For the avoidance of doubt, if the Installment Conversion Price as of the True-Up Date is higher than the Installment Conversion Price set forth in the applicable Installment Notice, then Borrower shall have no obligation to deliver True-Up Shares to Lender, nor shall Lender have any obligation to return any excess Installment Conversion Shares to Borrower under any circumstance. For the convenience of Borrower only, Lender may, in its sole discretion, deliver to Borrower a notice (pursuant to a form of notice substantially in the form attached hereto as Exhibit C) informing Borrower of the number of True-Up Shares it is obligated to deliver to Lender as of any given True-Up Date, provided that if Lender does not deliver any such notice, Borrower shall not be relieved of its obligation to deliver True-Up Shares pursuant to this Section 11. Notwithstanding the foregoing, if Borrower fails to deliver any required True-Up Shares on or before any applicable True-Up Share Delivery Date, then in such event the Outstanding Balance of this Note will automatically increase by a sum equal to the number of True-Up Shares deliverable as of the applicable True-Up Date multiplied by the Market Price for the Common Stock as of the applicable True-Up Date (under Lender's and Borrower's expectations that any such increase will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144).

12. Ownership Limitation. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, if at any time Lender shall or would be issued shares of Common Stock under any of the Transaction Documents, but such issuance would cause Lender (together with its affiliates) to beneficially own a number of shares exceeding 4.99% of the number of shares of Common Stock outstanding on such date (including for such purpose the shares of Common Stock issuable upon such issuance) (the "Maximum Percentage"), then Borrower must not issue to Lender shares of Common Stock which would exceed the Maximum Percentage. For purposes of this section, beneficial ownership of Common Stock will be determined pursuant to Section 13(d) of the 1934 Act. The shares of Common Stock issuable to Lender that would cause the Maximum Percentage to be exceeded are referred to herein as the "Ownership Limitation Shares". Borrower will reserve the Ownership Limitation Shares for the exclusive benefit of Lender. From time to time, Lender may notify Borrower in writing of the number of the Ownership Limitation Shares that may be issued to Lender without causing Lender to exceed the Maximum Percentage. Upon receipt of such notice, Borrower shall be unconditionally obligated to immediately issue such designated shares to Lender, with a corresponding reduction in the number of the Ownership Limitation Shares. Notwithstanding the forgoing, the term "4.99%" above shall be replaced with "9.99%" at such time as the Market Capitalization is less than $10,000,000.00. Notwithstanding any other provision contained herein, if the term "4.99%" is replaced with "9.99%" pursuant to the preceding sentence, such increase to "9.99%" shall remain at 9.99% until increased, decreased or waived by Lender as set forth below. By written notice to Borrower, Lender may increase, decrease or waive the Maximum Percentage as to itself but any such waiver will not be effective until the 61st day after delivery there of. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Lender.

13. Payment of Collection Costs. If this Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Lender otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note, then Borrower shall pay the costs incurred by Lender for such collection, enforcement or action including, without limitation, attorneys' fees and disbursements. Borrower also agrees to pay for any costs, fees or charges of its transfer agent that are charged to Lender pursuant to any Conversion or issuance of shares pursuant to this Note.

14. Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel. Lender also has the right to have any such opinion provided by Borrower's counsel.

15. Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

16.   Resolution of Disputes.

16.1. Arbitration of Disputes. By its acceptance of this Note, each party agrees to be bound by the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement.

16.2. Calculation Disputes. Notwithstanding the Arbitration Provisions, in the case of a dispute as to any Calculation (as defined in the Purchase Agreement), such dispute will be resolved in the manner set forth in the Purchase Agreement.

17. Cancellation. After repayment or conversion of the entire Outstanding Balance (including without limitation delivery of True-Up Shares pursuant to the payment of the final Installment Amount, if applicable), this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

18. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

19. Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by Lender without the consent of Borrower.

20. Offset Rights. Notwithstanding anything to the contrary herein or in any of the other Transaction Documents, (a) the parties hereto acknowledge and agree that Lender maintains a right of offset pursuant to the terms of the Investor Notes that, under certain circumstances, permits Lender to deduct amounts owed by Borrower under this Note from amounts otherwise owed by Lender under the Investor Notes (the "Lender Offset Right"), and (b) at any time Borrower shall be entitled to deduct and offset any amount owing by the initial Lender under the Investor Notes from any amount owed by Borrower under this Note (the "Borrower Offset Right"). In order to exercise the Borrower Offset Right, Borrower must deliver to Lender (a) a completed and signed Borrower Offset Right Notice in the form attached hereto as Exhibit D, (b) the original Investor Note being offset marked "cancelled" or, in the event the applicable Investor Note has been lost, stolen or destroyed, a lost note affidavit in a form reasonably acceptable to Lender, and (c) a check payable to Lender in the amount of $250.00. In the event that Borrower's exercise of the Borrower Offset Right results in the full satisfaction of Borrower's obligations under this Note, Lender shall return the original Note to Borrower marked "cancelled" or, in the event this Note has been lost, stolen or destroyed, a lost note affidavit in a form reasonably acceptable to Borrower. For the avoidance of doubt, Borrower shall not incur any Prepayment Premium set forth in Section 1 hereof with respect to any portions of this Note that are satisfied by way of a Borrower Offset Right.

21. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Note and the documents and instruments entered into in connection herewith.

22. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled "Notices."

23. Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender's damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties' inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, Default Interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Lender's and Borrower's expectations that any such liquidated damages will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144).

24. Waiver of Jury Trial. EACH OF LENDER AND BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY'S RIGHT TO DEMAND TRIAL BY JURY.

25. Par Value Adjustments. If at any time Lender delivers a Conversion Notice to Borrower and as of such date the Conversion Price is less than the Par Value, then the Conversion Amount and the Outstanding Balance will each be deemed to have increased immediately prior to the delivery of the Conversion Notice in an amount equal to the Par Value Adjustment Amount (the "Par Value Adjustment"). The number of Conversion Shares deliverable pursuant to any relevant Conversion Notice following a Par Value Adjustment shall be equal to (a) the Adjusted Conversion Amount, divided by (b) the Par Value. Lender and Borrower also agree that the Par Value Adjustment shall occur automatically and without further action by Lender. In the event of a Par Value Adjustment, Lender will use a Conversion Notice in substantially the form attached hereto as Exhibit E.

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.

BORROWER:

EMPIRE GLOBAL CORP.

By: /s/ Michele Ciavarella
   ------------------------------
Name: 	Michele Ciavarella, B.Sc.
Title: 	Chairman and CEO

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

TYPENEX CO-INVESTMENT, LLC

By: Red Cliffs Investments, Inc., its Manager

By: /s/ John Fife
   ------------------------------
    John M. Fife, President

                                     ATTACHMENT 1

DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

A1. "Adjusted Conversion Amount" means, with respect to any given Conversion Amount subject to a Par Value Adjustment, the sum of the Conversion Amount plus the Par Value Adjustment Amount.

A2. "Adjusted Outstanding Balance" means the Outstanding Balance of this Note as of the date the applicable Fundamental Default occurred less any Conversion Delay Late Fees included in such Outstanding Balance.

A3. "Approved Stock Plan" means any stock option plan which has been approved by the board of directors of Borrower and is in effect as of the Purchase Price Date, pursuant to which Borrower's securities may be issued to any employee, officer or director for services provided to Borrower.

A4. "Bloomberg" means Bloomberg L.P. (or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by Lender and reasonably satisfactory to Borrower).

A5. "Closing Bid Price" and "Closing Trade Price" means the last closing bid price and last closing trade price, respectively, for the Common Stock on its principal market, as reported by Bloomberg, or, if its principal market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of the Common Stock prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if its principal market is not the principal securities exchange or trading market for the Common Stock, the last closing bid price or last trade price, respectively, of the Common Stock on the principal securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of the Common Stock in the over-the-counter market on the electronic bulletin board for the Common Stock as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for the Common Stock by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for the Common Stock as reported by OTC Markets Group, Inc., and any successor thereto. If the Closing Bid Price or the Closing Trade Price cannot be calculated for the Common Stock on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Trade Price (as the case may be) of the Common Stock on such date shall be the fair market value as mutually determined by Lender and Borrower. If Lender and Borrower are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved in accordance with the procedures in Section 16.2. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

A6. "Conversion" means a Lender Conversion under Section 3 or an Installment Conversion under Section 8.

A7. "Conversion Eligible Outstanding Balance" means the Outstanding Balance of this Note less the sum of each Subsequent Tranche that has not yet become a Conversion Eligible Tranche (i.e., Lender has not yet paid the outstanding balance of the Investor Note that corresponds to such Subsequent Tranche).

A8. "Conversion Factor" means 70%, subject to the following adjustments. If at any time the lowest Closing Bid Price in the twenty (20) Trading Days immediately preceding any date of measurement is below $0.40, then in such event the then-current Conversion Factor shall be reduced by 10% for all future Conversions (subject to other reductions set forth in this section). Additionally, if at any time after the Effective Date, Borrower is not DWAC Eligible, then the then-current Conversion Factor will automatically be reduced by 5% for all future Conversions. If at any time after the Effective Date, the Conversion Shares are not DTC Eligible, then the then-current Conversion Factor will automatically be reduced by an additional 5% for all future Conversions. Finally, in addition to the Default Effect, if any Major Default occurs after the Effective Date, the Conversion Factor shall automatically be reduced for all future Conversions by an additional 5% for each of the first three (3) Major Defaults that occur after the Effective Date (for the avoidance of doubt, each occurrence of any Major Default shall be deemed to be a separate occurrence for purposes of the foregoing reductions in Conversion Factor, even if the same Major Default occurs three (3) separate times). For example, the first time Borrower is not DWAC Eligible, the Conversion Factor for future Conversions thereafter will be reduced from 70% to 65% for purposes of this example. Following such event, the first time the Conversion Shares are no longer DTC Eligible, the Conversion Factor for future Conversions thereafter will be reduced from 65% to 60% for purposes of this example. If, thereafter, there are three (3) separate occurrences of a Major Default pursuant to Section 4.1(c), then for purposes of this example the Conversion Factor would be reduced by 5% for the first such occurrence, and so on for each of the second and third occurrences of such Major Default.

A9. "Deemed Issuance" means an issuance of Common Stock that shall be deemed to have occurred on the latest possible permitted date pursuant to the terms hereof or any applicable Warrant in the event Borrower fails to deliver Conversion Shares as and when required pursuant to Section 9 of the Note or Warrant Shares (as defined in the Purchase Agreement) as and when required pursuant to the Warrants. For the avoidance of doubt, if Borrower has elected or is deemed under Section 8.3 to have elected to pay an Installment Amount in Installment Conversion Shares and fails to deliver such Installment Conversion Shares, such failure shall be considered a Deemed Issuance hereunder even if an Equity Conditions Failure exists at that time or other relevant date of determination.

A10. "Default Effect" means multiplying the Conversion Eligible Outstanding Balance as of the date the applicable Event of Default occurred by (a) 15% for each occurrence of any Major Default, or (b) 5% for each occurrence of any Minor Default, and then adding the resulting product to the Outstanding Balance as of the date the applicable Event of Default occurred, with the sum of the foregoing then becoming the Outstanding Balance under this Note as of the date the applicable Event of Default occurred; provided that the Default Effect may only be applied three (3) times hereunder with respect to Major Defaults and three (3) times hereunder with respect to Minor Defaults; and provided further that the Default Effect shall not apply to any Event of Default pursuant to
       Section 4.1(b) hereof.

A11.   "DTC" means the Depository Trust Company.

A12. "DTC Eligible" means, with respect to the Common Stock, that such Common Stock is eligible to be deposited in certificate form at the DTC, cleared and converted into electronic shares by the DTC and held in the name of the clearing firm servicing Lender's brokerage firm for the benefit of Lender.

A13. "DTC/FAST Program" means the DTC's Fast Automated Securities Transfer program.

A14.   "DWAC" means the DTC's Deposit/Withdrawal at Custodian system.

A15. "DWAC Eligible" means that (a) Borrower's Common Stock is eligible at DTC for full services pursuant to DTC's operational arrangements, including without limitation transfer through DTC's DWAC system, (b) Borrower has been approved (without revocation) by the DTC's underwriting department,
       (c) Borrower's transfer agent is approved as an agent in the DTC/FAST Program, (d) the Conversion Shares are otherwise eligible for delivery via DWAC; (e) Borrower has previously delivered all Conversion Shares to Lender via DWAC; and (f) Borrower's transfer agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC.

A16. "Equity Conditions Failure" means that any of the following conditions has not been satisfied during any applicable Equity Conditions Measuring Period (as defined below): (a) with respect to the applicable date of determination all of the Conversion Shares would be freely tradable under Rule 144 or without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of this Note); (b) on each day during the period beginning one month prior to the applicable date of determination and ending on and including the applicable date of determination (the "Equity Conditions Measuring Period"), the Common Stock is listed or designated for quotation (as applicable) on any of NYSE, NASDAQ, OTCQX, or OTCQB (each, an "Eligible Market") and shall not have been suspended from trading on any such Eligible Market (other than suspensions of not more than two (2) Trading Days and occurring prior to the applicable date of determination due to business announcements by Borrower); (c) on each day during the Equity Conditions Measuring Period, Borrower shall have delivered all shares of Common Stock issuable upon conversion of this Note on a timely basis as set forth in Section 9 hereof and all other shares of capital stock required to be delivered by Borrower on a timely basis as set forth in the other Transaction Documents; (d) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 12 hereof (Lender acknowledges that Borrower shall be entitled to assume that this condition has been met for all purposes hereunder absent written notice from Lender); (e) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable);
       (f) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (g) Borrower shall have no knowledge of any fact that would reasonably be expected to cause any of the Conversion Shares to not be freely tradable without the need for registration under any applicable state securities laws (in each case, disregarding any limitation on conversion of this Note); (h) on each day during the Equity Conditions Measuring Period, Borrower otherwise shall have been in material compliance with each, and shall not have breached any, term, provision, covenant, representation or warranty of any Transaction Document;
       (i) without limiting clause (j) above, on each day during the Equity Conditions Measuring Period, there shall not have occurred an Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default; (k) on each Installment Date, the average and median daily dollar volume of the Common Stock on its principal market for the previous twenty (20) Trading Days shall be greater than $5,000.00; (l) the ten (10) day average VWAP of the Common Stock is greater than $0.10, and (m) the Common Stock shall be DWAC Eligible as of each applicable Installment Date or other date of determination.

A17. "Excluded Securities" means any shares of Common Stock, options, or convertible securities issued or issuable in connection with any Approved Stock Plan; provided that the option term, exercise price or similar provisions of any issuances pursuant to such Approved Stock Plan are not amended, modified or changed on or after the Purchase Price Date.

A18. "Free Trading" means that (a) the shares or certificate(s) representing the applicable shares of Common Stock have been cleared and approved for public resale by the compliance departments of Lender's brokerage firm and the clearing firm servicing such brokerage, and (b) such shares are held in the name of the clearing firm servicing Lender's brokerage firm and have been deposited into such clearing firm's account for the benefit of Lender.

A19. "Fundamental Default" means that Borrower either fails to pay the entire Outstanding Balance to Lender on or before the Maturity Date or fails to pay the Mandatory Default Amount within three (3) Trading Days of the date Lender delivers any notice of acceleration to Borrower pursuant to
       Section 4.2 of this Note.

A20. "Fundamental Default Conversion Value" means the Adjusted Outstanding Balance multiplied by the highest Fundamental Default Ratio that occurs during the Fundamental Default Measuring Period.

A21. "Fundamental Default Measuring Period" means a number of months equal to the Outstanding Balance as of the date the Fundamental Default occurred divided by the Installment Amount, with such number being rounded up to the next whole month; provided, however, that if Borrower repays the entire Outstanding Balance prior to the conclusion of the Fundamental Default Measuring Period, the Fundamental Default Measuring Period shall end on the date of repayment. For illustration purposes only, if the Outstanding Balance were equal to $125,000.00 as of the date a Fundamental Default occurred and if the Installment Amount were $28,500.00, then the Fundamental Default Measuring Period would equal five (5) months calculated as follows: $125,000.00/$28,500.00 equals 4.386, rounded up to five (5).

A22. "Fundamental Default Ratio" means a ratio that will be calculated on each Trading Day during the Fundamental Default Measuring Period by dividing the Closing Trade Price for the Common Stock on a given Trading Day by the Lender Conversion Price (as adjusted pursuant to the terms hereof) in effect for such Trading Day.

A23. "Fundamental Liquidated Damages Amount" means the greater of (a) (i) the quotient of the Outstanding Balance on the date the Fundamental Default occurred divided by the then-current Conversion Factor, minus (ii) the Outstanding Balance on the date the Fundamental Default occurred, or
       (b) the Fundamental Default Conversion Value.

A24. "Fundamental Transaction" means that (a) (i) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not Borrower or any of its subsidiaries is the surviving corporation) any other person or entity, or (ii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other person or entity, or
       (iii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, allow any other person or entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the person or persons making or party to, or associated or affiliated with the persons or entities making or party to, such purchase, tender or exchange offer), or (iv) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share purchase agreement or other business combination), or (v) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Common Stock, other than an increase in the number of authorized shares of Borrower's Common Stock, or (b) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of Borrower.

A25. "Installment Amount" means $22,333.33 ($335,000.00 / 15), plus the sum of any accrued and unpaid interest on all Conversion Eligible Tranches as of the applicable Installment Date, and accrued and unpaid late charges, if any, under this Note as of the applicable Installment Date, and any other amounts accruing or owing to Lender under this Note as of such Installment Date; provided, however, that, if the remaining amount owing under all then-existing Conversion Eligible Tranches or otherwise with respect to this Note as of the applicable Installment Date is less than the Installment Amount set forth above, then the Installment Amount for such Installment Date (and only such Installment Amount) shall be reduced (and only reduced) by the amount necessary to cause such Installment Amount to equal such outstanding amount.

A26. "Lender Conversion Share Value" means the product of the number of Lender Conversion Shares deliverable pursuant to any Lender Conversion multiplied by the Closing Trade Price of the Common Stock on the Delivery Date for such Lender Conversion.

A27. "Major Default" means any Event of Default occurring under Sections 4.1(a) (payments), 4.1(c) (delivery of Installment Conversion Shares or True-Up Shares), 4.1(l) (Share Reserve), or 4.1(q) (breach of certain covenants) of this Note.

A28. "Mandatory Default Amount" means the greater of (a) the Outstanding Balance (including all Tranches, both Conversion Eligible Tranches and Subsequent Tranches that have not yet become Conversion Eligible Tranches) divided by the Installment Conversion Price on the date the Mandatory Default Amount is demanded, multiplied by the VWAP on the date the Mandatory Default Amount is demanded, or (b) the Outstanding Balance following the application of the Default Effect.

A29. "Market Capitalization" means the product equal to (a) the average VWAP of the Common Stock for the immediately preceding fifteen (15) Trading Days, multiplied by (b) the aggregate number of outstanding shares of Common Stock as reported on Borrower's most recently filed Form 10-Q or Form 10-K.

A30. "Market Price" means the Conversion Factor multiplied by the lowest Closing Bid Price in the twenty (20) Trading Days immediately preceding the applicable Conversion.

A31. "Minor Default" means any Event of Default that is not a Major Default or a Fundamental Default.

A32.   "OID" means an original issue discount.

A33. "Optional Prepayment Liquidated Damages Amount" means an amount equal to the difference between (a) the product of (i) the number of shares of Common Stock obtained by dividing (1) the applicable Optional Prepayment Amount by (2) the Lender Conversion Price as of the date Borrower delivered the applicable Optional Prepayment Amount to Lender, multiplied by (ii) the Closing Trade Price of the Common Stock on the date Borrower delivered the applicable Optional Prepayment Amount to Lender, and
       (b) the applicable Optional Prepayment Amount paid by Borrower to Lender. For illustration purposes only, if the applicable Optional Prepayment Amount were $50,000.00, the Lender Conversion Price as of the date the Optional Prepayment Amount was paid to Lender was equal to $0.75 per share of Common Stock, and the Closing Trade Price of a share of Common Stock as of such date was equal to $1.00, then the Optional Prepayment Liquidated Damages Amount would equal $16,666.67 computed as follows:
       (a) $66,666.67 (calculated as (i) (1) $50,000.00 divided by (2) $0.75 multiplied by (ii) $1.00) minus (b) $50,000.00.

A34. "Other Agreements" means, collectively, (a) all existing and future agreements and instruments between, among or by Borrower (or an affiliate), on the one hand, and Lender (or an affiliate), on the other hand, and (b) any financing agreement or a material agreement that affects Borrower's ongoing business operations.

A35. "Outstanding Balance" means as of any date of determination, the Purchase Price, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, Conversion, offset, or otherwise, plus the OID, the Transaction Expense Amount, accrued but unpaid interest, collection and enforcements costs (including attorneys' fees) incurred by Lender, transfer, stamp, issuance and similar taxes and fees related to Conversions, and any other fees or charges (including without limitation Conversion Delay Late Fees) incurred under this Note.

A36. "Par Value" means the par value of the Common Stock on any relevant date of determination. The Par Value as of the Effective Date is $0.0001.

A37. "Par Value Adjustment Amount" means an amount added to both the Conversion Amount and the Outstanding Balance pursuant to Section 25, calculated as follows: (a) the number of Conversion Shares deliverable under a particular Conversion Notice (prior to any Par Value Adjustment) multiplied by the Par Value, less (b) the Conversion Amount (prior to any Par Value Adjustment). For illustration purposes only, if for a given Conversion, the Conversion Amount was $20,000, the Conversion Price was $0.0008 and the Par Value was $0.001 then the Par Value Adjustment Amount would be $5,000.00 (25,000,000 Conversion Shares ($20,000.00/$0.0008)
       multiplied by the Par Value of $0.001 ($25,000.00) minus the Conversion Amount of $20,000.00 equals $5,000.00).

A38. "Purchase Price Date" means the date the Initial Cash Purchase Price is delivered by Lender to Borrower.

A39. "Trading Day" means any day on which the Common Stock is traded or tradable for any period on the Common Stock's principal market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

A40. "VWAP" means the volume weighted average price of the Common stock on the principal market for a particular Trading Day or set of Trading Days, as the case may be, as reported by Bloomberg.


                                    EXHIBIT A
Typenex Co-Investment, LLC
303 East Wacker Drive, Suite 1040
Chicago, Illinois 60601


Empire Global Corp.                                          Date:
                                                                   -------------
Attn: Michele Ciavarella, CEO
671 Westburne Drive
Concord, Ontario L4K 4Z1
Canada

                             LENDER CONVERSION NOTICE

The above-captioned Lender hereby gives notice to Empire Global Corp., a Delaware corporation (the "Borrower"), pursuant to that certain Secured Convertible Promissory Note made by Borrower in favor of Lender on June 17, 2015 (the "Note"), that Lender elects to convert the portion of the Note balance set forth below into fully paid and non-assessable shares of Common Stock of Borrower as of the date of conversion specified below. Said conversion shall be based on the Lender Conversion Price set forth below. In the event of a conflict between this Lender Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Lender Conversion Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A.     Date of Conversion:
                            ---------------------
B.     Lender Conversion #:
                             --------------------
C.     Conversion Amount:
                           ----------------------
D.     Lender Conversion Price:
                                 ----------------
E.     Lender Conversion Shares:                     (C divided by D)
                                  ---------------
F.     Remaining Outstanding Balance of Note:              *
                                              -------------
G.     Remaining Balance of Investor Notes:                *
                                            ---------------
H.     Outstanding Balance of Note
          Net of Balance of Investor Notes:                * (F minus G)
                                            ---------------

* Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents (as defined in the Purchase Agreement), the terms of which shall control in the event of any dispute between the terms of this Lender Conversion Notice and such Transaction Documents.

The Conversion Amount converted hereunder shall be deducted from the following Conversion Eligible Tranche(s):

          Conversion Amount                                Tranche No.

          -----------------                                ----------


Additionally, $               of the Conversion Amount converted hereunder shall
               ---------------
be deducted from the Installment Amount(s) relating to the following Installment
Date(s):                                         .
        ----------------------------------------


Please transfer the Lender Conversion Shares electronically (via DWAC) to the following account:

Broker:
        ----------------------------------------
Address:
        ----------------------------------------

        ----------------------------------------

DTC#:
      ------------------------------------------
Account #:
           -------------------------------------
Account Name:
             -----------------------------------
To the extent the Lender Conversion Shares are not able to be delivered to Lender electronically via the DWAC system, deliver all such certificated shares to Lender via reputable overnight courier after receipt of this Lender Conversion Notice (by facsimile transmission or otherwise) to:


        ----------------------------------------

        ----------------------------------------

        ----------------------------------------



Sincerely,

Lender:

TYPENEX CO-INVESTMENT, LLC

By: Red Cliffs Investments, Inc., its Manager


By:
   ----------------------------
   John M. Fife, President



                                    EXHIBIT B
Empire Global Corp.
671 Westburne Drive
Concord, Ontario L4K 4Z1
Canada



Typenex Co-Investment, LLC                                   Date:
                                                                  --------------
Attn: John Fife
303 East Wacker Drive, Suite 1040
Chicago, Illinois 60601

                                INSTALLMENT NOTICE

The above-captioned Borrower hereby gives notice to Typenex Co-Investment, LLC, a Utah limited liability company (the "Lender"), pursuant to that certain Secured Convertible Promissory Note made by Borrower in favor of Lender on
June 17, 2015 (the "Note"), of certain Borrower elections and certifications
related to payment of the Installment Amount of $            due on           ,
                                                 -----------        ----------
201  (the "Installment Date"). In the event of a conflict between this
   --
Installment Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Installment Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

                    INSTALLMENT CONVERSION AND CERTIFICATIONS
                           AS OF THE INSTALLMENT DATE

A.    INSTALLMENT CONVERSION

A.    Installment Date:              , 201
                       --------------     --
B.    Installment Amount:
                         -------------------
C.    Portion of Installment Amount to be Paid in Cash:
                                                       -------------------
D.    Portion of Installment Amount to be Converted
                                     into Common Stock:              (B minus C)
                                                       --------------
E.    Installment Conversion Price:              (lower of (i) Lender Conversion
                                   ------------- Price in effect and (ii) Market
                                                  Price as of Installment Date)
F.    Installment Conversion Shares:              (D divided by E)
                                    -------------
G.    Remaining Outstanding Balance of Note:             *
                                            -------------
H.    Remaining Balance of Investor Notes:               *
                                            -------------
I.    Outstanding Balance of Note Net of
                             Balance of Investor Notes:             (G minus H)*
                                                       -------------

* Subject to adjustments for corrections, defaults, interest and other ajustments permitted by the Transaction Documents (as defined in the Purchase Agreement), the terms of which shall control in the event of any dispute between the terms of this Installment Notice and such Transaction Documents.

B.    EQUITY CONDITIONS CERTIFICATION

1.    Market Capitalization:
                            -------------------
(Check One)
2. Borrower herby certifies that no Equity Conditions Failure exists as of -- the Installment Date.
3. Borrower hereby gives notice that an Equity Conditions Failure has -- occurred and requests a waiver from Lender with respect thereto. The
      Equity Conditions Failure is as follows:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Sincerely,

Borrower:

EMPIRE GLOBAL CORP.

By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------


                                    EXHIBIT C

Typenex Co-Investment, LLC
303 East Wacker Drive, Suite 1040
Chicago, Illinois 60601

Empire Global Corp.                                          Date:
                                                                   -------------
Attn: Michele Ciavarella, CEO
671 Westburne Drive
Concord, Ontario L4K 4Z1
Canada

                                 TRUE-UP NOTICE

The above-captioned Lender hereby gives notice to Empire Global Corp., a Delaware corporation (the "Borrower"), pursuant to that certain Secured Convertible Promissory Note made by Borrower in favor of Lender on June 17, 2015
(the "Note"), of True-Up Conversion Shares related to              , 201   (the
                                                      -------------     --
"Installment Date"). In the event of a conflict between this True-Up Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of True-Up Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

                  TRUE-UP CONVERSION SHARES AND CERTIFICATIONS
                            AS OF THE TRUE-UP DATE

1.    TRUE-UP CONVERSION SHARES

A.    Installment Date:              , 201
                       --------------     --
B.    True-Up Date:                , 201
                       --------------     --
C.    Portion of Installment Amount Converted into Common Stock:
                                                                ----------------
D.    True-Up Conversion Price:                  (lower of (i) Lender Conversion
                                ---------------- Price in effect and (ii) Market
                                                 Price as of True-Up Date)
E.    True-Up Conversion Shares:                 (C divided by D)
                                 ---------------
F.    Installment Conversion Shares Delivered:
                                               ----------------
G.    True-Up Conversion Shares to be Delivered:                (only applicable
                                                 -------------- if E minus F is
                                                              greater than zero)

2.    EQUITY CONDITIONS CERTIFICATION (Section to be completed by Borrower)

A.    Market Capitalization:

(Check One)
B. Borrower herby certifies that no Equity Conditions Failure exists as of -- the applicable True-Up Date.
C. Borrower hereby gives notice that an Equity Conditions Failure has -- occurred and requests a waiver from Lender with respect thereto. The
      Equity Conditions Failure is as follows:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Sincerely,

Lender:

TYPENEX CO-INVESTMENT, LLC

By: Red Cliffs Investments, Inc., its Manager


By:
   ----------------------------
   John M. Fife, President


ACKNOWLEDGED AND CERTIFIED BY:

Borrower:

EMPIRE GLOBAL CORP.

By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------



                                    EXHIBIT D

Empire Global Corp.
671 Westburne Drive
Concord, Ontario L4K 4Z1
Canada


Typenex Co-Investment, LLC                                   Date:
                                                                  --------------
Attn: John Fife
303 East Wacker Drive, Suite 1040
Chicago, Illinois 60601

                               NOTICE OF EXERCISE
                            OF BORROWER OFFSET RIGHT

The above-captioned Borrower hereby gives notice to Typenex Co-Investment, LLC, a Utah limited liability company (the "Lender"), pursuant to that certain Secured Convertible Promissory Note made by Borrower in favor of Lender on June 17, 2015 (the "Note"), of Borrower's election to exercise the Borrower Offset Right as set forth below. In the event of a conflict between this Notice of Exercise of Borrower Offset Right and the Note, the Note shall govern. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A.    Effective Date of Offset:              , 201
                               --------------     --
B.    Amount of Offset:
                        ---------------
C.    Investor Note(s) Being Offset:
                                     ---------------
* Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents (as defined in the Purchase Agreement), the terms of which shall control in the event of any dispute between the terms of this Notice of Exercise of Borrower Offset Right and such Transaction Documents.

Sincerely,

Borrower:

EMPIRE GLOBAL CORP.

By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------



                                    EXHIBIT E
Typenex Co-Investment, LLC
303 East Wacker Drive, Suite 1040
Chicago, Illinois 60601

Empire Global Corp.                                          Date:
                                                                   -------------
Attn: Michele Ciavarella, CEO
671 Westburne Drive
Concord, Ontario L4K 4Z1
Canada

                             LENDER CONVERSION NOTICE

The above-captioned Lender hereby gives notice to Empire Global Corp., a Delaware corporation (the "Borrower"), pursuant to that certain Secured Convertible Promissory Note made by Borrower in favor of Lender on June 17, 2015 (the "Note"), that Lender elects to convert the portion of the Note balance set forth below into fully paid and non-assessable shares of Common Stock of Borrower as of the date of conversion specified below. Said conversion shall be based on the Conversion Price set forth below. In the event of a conflict between this Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Conversion Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A.    Date of Conversion:
                          ---------------
B.    Lender Conversion #:
                           --------------
C.    Conversion Amount:
                         ---------------
D.    Par Value Adjustment Amount:
                                   ---------------
E.    Adjusted Conversion Amount:                 (C plus D)
                                 ---------------
F.    Lender Conversion Price:                    (Par Value)
                               ---------------
G.    Lender Conversion Shares:                   (E divided by F)
                                ---------------
H.    Remaining Outstanding Balance of Note:                *
                                             ---------------
G.    Remaining Balance of Investor Notes:                *
                                           ---------------
H.    Outstanding Balance of Note Net of
                             Balance of Investor Notes:             (F minus G)*
                                                       -------------

* Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents (as defined in the Purchase Agreement), the terms of which shall control in the event of any dispute between the terms of this Lender Conversion Notice and such Transaction Documents.

The Conversion Amount converted hereunder shall be deducted from the following Conversion Eligible Tranche(s):

          Conversion Amount                                Tranche No.

          -----------------                                ----------

Additionally, $               of the Conversion Amount converted hereunder shall
               ---------------
be deducted from the Installment Amount(s) relating to the following Installment
Date(s):                                         .
        ----------------------------------------


Please transfer the Lender Conversion Shares electronically (via DWAC) to the following account:

Broker:
        ----------------------------------------
Address:
        ----------------------------------------

        ----------------------------------------

DTC#:
      ------------------------------------------
Account #:
           -------------------------------------
Account Name:
             -----------------------------------
To the extent the Lender Conversion Shares are not able to be delivered to Lender electronically via the DWAC system, deliver all such certificated shares to Lender via reputable overnight courier after receipt of this Lender Conversion Notice (by facsimile transmission or otherwise) to:


        ----------------------------------------

        ----------------------------------------

        ----------------------------------------


Sincerely,

Lender:

TYPENEX CO-INVESTMENT, LLC

By: Red Cliffs Investments, Inc., its Manager


By:
   ----------------------------
   John M. Fife, President